Exhibit 21

PRINCIPAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

All companies 100% owned unless otherwise indicated.
April 26, 2024



PRINCIPAL LIFE INSURANCE COMPANY State of Domicile: Iowa
PRINCIPAL REAL ESTATE HOLDING COMPANY, LLC State of Domicile: Delaware
PRINCIPAL REINSURANCE COMPANY OF VERMONT State of Domicile: Vermont
PRINCIPAL REINSURANCE COMPANY OF VERMONT II State of Domicile: Vermont
PRINCIPAL REINSURANCE COMPANY OF DELAWARE II State of Domicile: Delaware
PRINCIPAL REINSURANCE COMPANY OF DELAWARE State of Domicile: Delaware
PRINCIPAL HOLDING COMPANY, LLC State of Domicile: Iowa
PRINCIPAL REAL ESTATE FUND INVESTORS, LLC State of Domicile: Delaware
GAVI PREHC HC, LLC State of Domicile: Delaware
PRINCIPAL DEVELOPMENT INVESTORS, L.L.C. State of Domicile: Delaware
PETULA ASSOCIATES, LLC State of Domicile: Iowa
PRINCIPAL GENERATION PLANT, LLC State of Domicile: Delaware
PRINCIPAL ADVISED SERVICES, LLC State of Domicile: Delaware
PRINCIPAL BANK Federally Chartered Bank
EQUITY FC, LTD. State of Domicile: Iowa
PREFERRED PRODUCT NETWORK, INC. State of Domicile: Delaware
PRINCIPAL DENTAL SERVICES, INC. State of Domicile: Arizona
FIRST DENTAL HEALTH State of Domicile: California
DELAWARE CHARTER GUARANTEE & TRUST COMPANY D/B/A PRINCIPAL TRUST COMPANY State of Domicile: Delaware
PETULA PROLIX DEVELOPMENT COMPANY, LLC State of Domicile: Iowa
PRINCIPAL REAL ESTATE PORTFOLIO, INC. State of Domicile: Delaware
PRINCIPAL COMMERCIAL ACCEPTANCE, LLC State of Domicile: Delaware
EMPLOYERS DENTAL SERVICES, INC. State of Domicile: Arizona
GAVI PREPI HC, LLC State of Domicile: Delaware

This is proprietary and confidential property of the Principal Financial Services, Inc.® and is not for use outside the organization without the permission of Chris Agbe-Davies, Vice President, Associate General Counsel and Assistant Secretary.